                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with this Amendment No. 1 to Quarterly Report of Sterling Bancshares, Inc. (the "Company") on Form 10-Q/A for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen C. Raffaele, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  November 14, 2003                            /s/ Stephen C. Raffaele
                                                     ---------------------------
                                                     STEPHEN C. RAFFAELE
                                                     EXECUTIVE VICE PRESIDENT
                                                     AND CHIEF FINANCIAL OFFICER
                                                     STERLING BANCSHARES, INC.